August 11, 1998

ICC Distributors, Inc.
Two Portland Square
Portland, ME 04101

Ladies and Gentlemen:

Re:     Exclusive Placement Agent Agreement
        -----------------------------------
This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned open-end management investment companies (each a "Trust" and collectively, the "Trusts") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), each organized as a business trust under the laws of the State of New York, has agreed that ICC Distributors, Inc., a Delaware corporation ("ICC"), shall be the exclusive placement agent (the "Exclusive Placement Agent") of beneficial interests ("Trust Interests") of each series of the respective Trusts.

1.      Services as Exclusive Placement Agent.
        --------------------------------------
1.1 ICC will act as Exclusive Placement Agent of the Trust Interests. In acting as Exclusive Placement Agent under this Exclusive Placement Agent Agreement, neither ICC nor its employees or any agents thereof shall make any offer or sale of Trust Interests in a manner which would require the Trust Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

1.2 All activities by ICC and its agents and employees as Exclusive Placement Agent of Trust Interests shall comply with all applicable laws, rules and regulations of any U.S. governmental authority, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

1.3 Nothing herein shall be construed to require a Trust to accept any offer to purchase any Trust Interests, all of which shall be subject to approval by the Trust's Board of Trustees or their delegates.

1.4 The Trusts shall furnish from time to time for use in connection with the sale of Trust Interests such information with respect to the Trust and Trust Interests as ICC may reasonably request. The Trusts shall prepare and furnish, at their own cost and expense, all offering documents to be used by the Exclusive Placement Agent to offer Trust Interests including, without limitation, the Confidential Private Placement Memorandum, the Confidential Statement of Additional Information, and the Subscription Agreement (collectively, the "Approved Offering Documents"). The Trusts shall also furnish ICC upon request with: (a)

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unaudited semiannual statements of the Trust's books and accounts prepared by the Trust, and (b) from time to time such additional information regarding the Trust's financial or regulatory condition as ICC may reasonably request.

1.5 Each Trust represents to ICC that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to Trust Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of a Trust. Each Trust represents and warrants to ICC that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust Interests. The Trusts may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If a Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from ICC to do so, ICC may, at its option, terminate this Agreement. The Trusts shall not file any amendment to any registration statement without giving ICC reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit a Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

1.6 Each Trust severally agrees to indemnify, defend and hold ICC, its several officers and directors, and any person who controls ICC within the meaning of
Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, the "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, the laws or regulations of any U.S. or foreign governmental authority, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in Approved Offering Documents or other offering material from time to time furnished by or on behalf of the Trust ("Offering Material") or (ii) any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that each Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by ICC in its capacity as Exclusive Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be

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stated in such answers or necessary to make the answers not misleading; and
further provided that each Trust's agreement to indemnify ICC and each Trust's representation and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. A Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Trust, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention: Secretary, with a copy to Burton M. Leibert, Esq., Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify a Trust of any such action shall not relieve the Trust (i) from any liability except to the extent the Trust shall have been prejudiced by such failure, or (ii) from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph. Each Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Trust and approved by ICC, which approval shall not be unreasonably withheld. In the event a Trust elects to assume the defense in any such suit and retain counsel of good standing approved by ICC, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case a Trust does not elect to assume the defense of any such suit, or in case ICC reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by ICC or the Covered Persons. Each Trust's indemnification agreement contained in this paragraph and each Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. Each Trust agrees to notify ICC promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Trust Interests.

1.7 ICC agrees to indemnify, defend and hold each Trust, its several officers and trustees, and any person who controls a Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, the "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement or a material fact contained in information furnished in writing by ICC in its capacity as Exclusive Placement Agent to the Trusts for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material, or (ii) any omission to state a material fact in connection with such information furnished in writing by ICC to a Trust required to be stated in such answers or necessary to make such information not misleading. ICC shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to ICC at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779,
Attention: Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify ICC of any such action shall not relieve ICC (i) from any liability except to the extent a Trust shall have been prejudiced by such failure, or (ii) from any liability that ICC may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of ICC's indemnity agreement contained in this paragraph. ICC will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by ICC and approved by the Trust, which approval shall not be unreasonably withheld. In the event that ICC elects to assume the defense in any such suit and retain counsel of good standing approved by a Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case ICC does not elect to assume the defense of any such suit, or in case a Trust reasonably does not approve of counsel chosen by ICC, ICC will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by the Trust or the Covered Persons. ICC's indemnification agreement contained in this paragraph and ICC's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. ICC agrees to notify each Trust promptly of the commencement of any litigation or proceedings against ICC or any of its officers or directors in connection with the issue and sale of any Trust Interests.

1.8 No Trust Interests shall be offered by either ICC or the Trusts under any of the provisions of this Agreement and no orders for the purchase or sale of Trust Interests hereunder shall be accepted by the Trusts if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on a Trust's obligation to redeem Trust Interests from any investor in accordance with the provisions of the Trust's registration statement or Declaration of Trust, as amended from time to time. Each Trust shall notify ICC promptly of the suspension of its registration statement or any necessary amendments thereto, such notification to be given by letter or telecopy addressed to ICC at Federated Investors Tower. 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention: Secretary.

1.9 Each Trust agree to advise ICC as soon as reasonably practical by a notice in writing delivered to ICC or its counsel:

(a) of any request by the Commission for amendments to the registration statement men m effect or for additional information;


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(b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on a Trust of any proceeding for that purpose;

(c) of the happening of any event that makes untrue any statements of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

(d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

1.10 ICC agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trusts all records and other information not otherwise publicly available relative to the Trusts and their respective prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by a Trust, which approval shall not be unreasonably withheld and may not be withheld where ICC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by a Trust.

1.11 In addition to ICC's duties as Exclusive Placement Agent, the Trusts understand that ICC may, in its discretion, perform additional functions in connection with transactions in Trust Interests.

The processing of Trust Interest transactions may include, but is not limited to, compilation of all transactions from ICC's various offices; creation ora transaction tape and timely delivery of it to the Trusts' transfer agent for processing; reconciliation of all transactions delivered to the Trusts' transfer agent; and the recording and reporting of these transactions executed by the Trusts' transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

ICC may also provide other investor services, such as communicating with Trust investors and other functions in administering customer accounts for Trust investors.

ICC understands that these services may result in cost savings to the Trusts or to the Trusts' investment manager and neither the Trusts nor the Trusts' investment manager will compensate ICC for all or a portion of the costs incurred in performing functions in connection with transactions in Trust Interests. Nothing herein is intended, nor shall be construed, as requiring ICC to perform any of the foregoing functions.

1.12 Except as set forth in paragraph 1.6 of this Agreement, the Trusts shall not be liable to ICC or any Covered Persons as defined in paragraph 1.6 for any error of judgment or mistake of law or for any loss suffered by ICC in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of a Trust in the performance of its duties or from reckless disregard by a Trust of its obligations and duties under this Agreement.

1.13 Except as set forth in paragraph 1.7 of this Agreement, ICC shall not be liable to any Trust or any Covered Persons as defined in paragraph 1.7 for any error of judgment or mistake of law or for any loss suffered by a Trust in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of ICC in the performance of its duties or from reckless disregard by ICC of its obligations and duties under this Agreement.

2.      Term.
        -----
This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue until one year from the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually with respect to each Trust by (i) each Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of each Trust's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board, by a vote of a majority (as defined in the 1940 Act) of a Trust's outstanding voting securities, or by ICC. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

3.      Representations and Warranties.
        -------------------------------
ICC and each Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

4. Activities of ICC.
   ------------------
Except to the extent necessary to perform ICC's obligations hereunder, nothing herein shall be deemed to limit or restrict ICC's right, or the right of any of ICC's officers, directors or employees who may also be a trustee, officer or employee of the Trusts, or persons otherwise affiliated persons of the Trusts to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

5.      Concerning Applicable Provisions of Law, etc.
        ---------------------------------------------

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This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

The laws of the State of New York shall, except to the extent that any applicable provisions of Federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

The undersigned officer of each Trust has executed this Agreement not individually, but as President under each Trust's Declaration of Trust, as amended. Pursuant to the Declaration of Trust, the obligations of this Agreement are not binding upon any of the Trustees or investors of the Trust individually, but bind only the trust estate.

If the correct set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

6.      Miscellaneous.
        --------------
(a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(e) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

(f) The terms "vote of a majority of the outstanding voting interests," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

Very truly yours,

                                    By:     /s/Jay S. Neuman
                                            Jay S. Neuman
                                            Secretary, on behalf of the
                                            Trusts listed on Exhibit A hereto

Accepted:
ICC Distributors, Inc.

By: /s/David I. Goldstein
David I. Goldstein
Secretary

EXHIBIT A TO EXCLUSIVE PLACEMENT AGENT AGREEMENT
AS LAST AMENDED: DECEMBER 9, 1998

Pursuant to the Exclusive Placement Agreement, ICC shall be Exclusive Placement Agent with respect to the following Trust, effective as of the date indicted below:

Name of Trust                                                 Date

BT Investment Portfolios                                      August 11, 1998
  Liquid Assets Portfolio                                     August 11, 1998
  Asset Management Portfolio II                               August 11, 1998
  Asset Management Portfolio III                              August 11, 1998
  Global High Yield Securities Portfolio                      August 11, 1998
  Latin American Equity Portfolio                             August 11, 1998
  Small Cap Portfolio                                         August 11, 1998
  Pacific Basin Equity Portfolio                              August 11, 1998
  U.S. Bond Index Portfolio                                   August 11, 1998
  Small Cap Index Portfolio                                   August 11, 1998
  EAFE(R)Equity Index Portfolio                               August 11, 1998
  BT PreservationPlus Portfolio                               August 11, 1998
  Global Emerging Markets Equity Portfolio                    August 11, 1998
  International Small Company
   Equity Portfolio                                           August 11, 1998
  BT PreservationPlus Income Portfolio                        August 11, 1998
  BT Global Equity Portfolio                                  December 9, 1998
BT European Equity Portfolio                                  December 9, 1998
Cash Management Portfolio                                     August 11, 1998
Treasury Money Portfolio                                      August 11, 1998
Tax Free Money Portfolio                                      August 11, 1998
NY Tax Free Money Portfolio                                   August 11, 1998
International Equity Portfolio                                August 11, 1998
Equity 500 Index Portfolio                                    August 11, 1998
Asset Management Portfolio                                    August 11, 1998
Capital Appreciation Portfolio                                August 11, 1998
Intermediate Tax Free Portfolio                               August 11, 1998